THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR EITHER (X) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (Y) A TRANSFEREE CERTIFICATE EXECUTED BY THE TRANSFEREE TO THE EFFECT THAT THE TRANSFEREE IS AN ACCREDITED INVESTOR.

10% PROMISSORY NOTE

New York, New York
December ___, 2009	$500,000

FOR VALUE RECEIVED, EMERALD DAIRY INC., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of ____________________, a __________, or its registered assigns (the “Holder”) the sum of _______________ ($__________) on December ___, 2010 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum (the “Interest Rate”) from December ___, 2009 (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  Upon the occurrence of an Event of Default hereunder, the Interest Rate will immediately increase to fifteen percent (15%) per annum.  Any amount of principal or interest on this Note which is not paid when due shall bear interest at the Interest Rate (“Default Interest”).  Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be paid in advance on the Issue Date.  Notwithstanding any provision contained herein, in no event shall interest accrue or be payable hereunder, including, without limitation late charges, in excess of the maximum amount of permitted by law to be charged, collected, or received from Borrower. All payments of principal and interest due hereunder shall be made in lawful money of the United States of America without setoff, demand or counterclaim. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.  This Note is being issued pursuant to a Securities Purchase Agreement entered into between the Borrower and Holder (the “Purchase Agreement”), dated of even date herewith.  Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement.

The following terms shall apply to this Note:

ARTICLE I.
PREPAYMENT

1.1          Borrower’s Prepayment Option.  Notwithstanding anything to the contrary contained herein, at Borrower’s option at any time following the Issue Date, upon fifteen (15) days prior written notice, the Borrower shall have the right to prepay the entire principal amount of the Note plus all amounts due in respect of interest and otherwise payable hereunder (the “Prepayment Option”).  On the 16th day following such notice, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of (a) the principal amount of the Note outstanding on such day plus (b) Default Interest, if any, on the amounts referred to in clause (a) plus (c) any other amounts owed to the Holder pursuant to this Note (the “Prepayment Amount”).  If the Borrower fails to make such payment within one (1) business day of such date the Borrower shall be subject to a penalty of ..005 multiplied by the Prepayment Amount for every additional business day on which such payment is not made. With respect to prepaid interest, the Holder will be entitled to retain that portion of the amounts paid to it as prepaid interest in an amount equal to the greater of (i) the amount of interest accrued hereunder through the date that the Prepayment Amount is paid to the Holder and (ii) an amount equal to the then outstanding principal amount of this Note multiplied by six percent (0.06). The Holder will return the amount of any excess of the prepaid interest over the amount described in the prior sentence promptly upon its receipt of the Prepayment Amount.

1.2           Mandatory Prepayment.  Notwithstanding anything to the contrary contained herein, the Borrower covenants that it shall prepay in whole all amounts owed under this Note from the proceeds of any public offering of the Borrower’s securities.  In furtherance thereof, the Borrower shall execute and deliver an irrevocable instruction letter (the “Irrevocable Payment Instruction”) to the Holder and the underwriters in such public offering which shall instruct the underwriters to withhold from the Borrower (on a pro rata basis) an amount equal to the aggregate amount owed the Holder on the settlement date of the public offering and to instead pay such amount directly to the Holder.  The Borrower further covenants that it shall not replace an underwriter or engage an additional underwriter unless it shall first deliver an irrevocable instruction letter to the Holder and such additional or replacement underwriter in the form of the Irrevocable Instruction Letter.

1.3           Security Agreement. Repayment of this Note shall be secured by the Pledged Shares as set forth in the Pledge Agreement dated of even date herewith.

ARTICLE II.
CERTAIN COVENANTS

2.1           Distributions on Capital Stock.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2           Restriction on Stock Repurchases.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3           Borrowings.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings from financial institutions where the primary purpose of the proceeds is for the general corporate use of the Borrower or (d) borrowings, the proceeds of which shall be used to repay this Note.

2.4           Sale of Assets.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose (collectively, a “Disposition”) of any significant portion of its assets, other than to a wholly-owned subsidiary of the Borrower, outside the ordinary course of business unless the proceeds of such Disposition shall be used to repay this Note.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5           Advances and Loans.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof or (b) made in the ordinary course of business.

2.6           Contingent Liabilities.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

ARTICLE III.  EVENTS OF DEFAULT

3.1          Events of Default.  Each of the following events shall be deemed an “Event of Default” under this Note:

(a)           Failure to Pay Principal or Interest.  The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration, or otherwise.

(b)           Breach of Covenants.  The Borrower breaches any material covenant or other material term or condition contained herein, in the Warrant or in the Purchase Agreement, or the Pledgor breaches any material covenant or other material term contained in the Pledge Agreement and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower (or to the Borrower and the Pledgor, in the case of a breach of the Pledge Agreement) from the Holder.

(c)           Breach of Representations and Warranties.  Any representation or warranty of the Borrower or the Pledgor made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement, the Warrant and the Pledge Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, the Warrant, the Pledge Agreement or the Purchase Agreement.

(d)           Receiver or Trustee.  The Borrower or any subsidiary of the Borrower or the Pledgor shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

(e)           Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or the Pledgor or any of their property or other assets for more than $250,000, and shall remain un-vacated, un-bonded or un-stayed for a period of twenty (20) days unless otherwise consented to by the Holder;

(f)           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, any subsidiary of the Borrower or the Pledgor and if instituted against the Borrower or the Pledgor is not dismissed within sixty (60) days; or

(g)           Delisting of Common Stock.  The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the NYSE Amex Equities, or comparable market or exchange.

(h)           Cross-Default.  The occurrence of a default or an “event of default” of the Borrower under any: (x) indebtedness or (y) obligation exceeding $250,000 (or its equivalent, if such obligation is not denominated in U.S. dollars).

(i)           Collateral Failure.  If at any time the Holder ceases to have a first priority perfected security interest in the Pledged Shares.

(j)           Transaction Documents Unenforceable.  If at any time any provision of this Note, the Purchase Agreement, the Warrant, the Pledge Agreement, the Irrevocable Payment Instruction or the Put Agreement shall cease to be enforceable in accordance with its terms.

3.2           Effect of Event of Default.  Upon the happening of any Event of Default, as set forth in Section 3.1 above, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not serve as a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, anything herein notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other right or remedy afforded by law.

3.3           Notice of Event of Default.  Upon becoming aware of the occurrence of an Event of Default, or an event which, with the passage of time or the giving of notice, would become an Event of Default, the Borrower shall promptly, within two (2) business days of becoming aware, provide written notice of the same to the Holder and describing the nature of the default and, if such default is of a nature which may be remedied, describing whether and how such remedy is to be cured.

ARTICLE IV.  MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.  For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 11990 Market Street, Suite 205, Reston, VA 20190, Fax #: (678) 868-0633.  Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3           Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument  as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower shall not assign its obligations under this note without the prior written consent of the Holder, in its sole discretion.  Any purported assignment in violation of the prior sentence shall be void ab initio.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Note to the contrary, this Note may be (a) pledged as collateral in connection with a bona fide margin account or other lending arrangement, or (b) assigned to AFH Advisory in the event that the Holder exercises its Put Right under the Put Agreement dated of even date herewith.

4.5           Costs of Collection.  If an Event of Default occurs, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees and expenses.

4.6           Governing Law.  THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL TO THE ADDRESS SPECIFIED IN SECTION 4.2 HEREOF SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7           Denominations.  At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

4.8           Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder, or under the Purchase Agreement or the Warrant will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby and thereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note, the Warrant or the Purchase Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, the Warrant or the Purchase Agreement that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized representative this ____ day of December, 2009.

EMERALD DAIRY INC.

By:
Name:
Title:

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the attached Note)

FOR VALUE RECEIVED,                                                                               (the “Holder”) hereby sells, assigns, and transfers unto

Name:

Address:

Social Security or Tax Identification Number

$                                 Notes, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney to transfer such Note on the books of Emerald Dairy Inc. (the “Borrower”), with full power of substitution.

Dated: _________________

Name of Holder

Signature

If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the Holder.

NOTE:  The above signature should correspond exactly with the name on the first page of the attached Note.

Social Security or Tax Identification Number of Holder

Address of Holder:

The undersigned transferee, by execution hereof, (i) represents and warrants to the Borrower that (a) such transferee is an accredited investor, and agrees to provide such evidence thereof as may be reasonably requested by the Borrower, (b) the undersigned is acquiring the Note for investment and without a view to a distribution other than pursuant to a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom, and (c) the name, address, and social security or tax identification number of the undersigned is as set forth above, and (ii) agrees to be bound by the terms of the Note and the Purchase Agreement (as defined in the Note).

Dated: _________________

Name of Transferee

Signature

If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the transferee.

(NOTE: The above signature should correspond exactly with the name set forth above.)

(NOTE:  This representation shall not be required in the case of an assignment under the Put Agreement.)